AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

    ARTICLES OF AMENDMENT

    AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:    Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(2) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly adopted resolutions authorizing the renaming of duly established and allocated series of the Corporation's stock as follows:

Old Series Name	New Series Name
One Choice Blend+ 2020 Portfolio	One Choice Blend+ In Retirement Portfolio

THIRD:    These Articles of Amendment shall become effective at 12:01 a.m. on April 12, 2025.

    IN WITNESS WHEREOF, AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 31st day of March, 2025.

ATTEST:		AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

/s/ Otis H. Cowan		/s/ Patrick Bannigan
Name:	Otis H. Cowan	Name:	Patrick Bannigan
Title	Assistant Secretary	Title:	President

THE UNDERSIGNED PRESIDENT OF AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 31, 2025	/s/ Patrick Bannigan
Patrick Bannigan, President
J:\LG\ACAAP\Charter Documents\ACAAP Articles Amendment.2025.04.Blend+ 2020 name change.docx

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